Exhibit 20.1

A publicly held Nevada corporation

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432

561-210-8535 * info@pugettechnologies.com * https://pugettechnologies.com/

Notice of 2021 Annual Meeting

Notice is hereby given that, pursuant to Sections 78.310 through 78.375, Nevada Revised Statutes, the 2021 annual meeting of shareholders of Puget Technologies, Inc. (our “Company” will be held in person on Monday, June 7, 2021 at 2:00 p.m., Daylight Savings Time (“EST”) at our corporate offices in Boca Raton (1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432). Because of Covid 19 related space limitations, we would very much appreciate if you would notify us of plans to attend. As you know, we initially planned to have our 2021 annual meeting in San Juan, Puerto Rico, an area in which we expect to be extremely active availing ourselves of the opportunities provided by the Puerto Rico Incentives Code Act (Act 60-2019) and of our personal relationships with important Commonwealth business and civic leaders. Unfortunately, the status of the resurgent Covid 19 pandemic on the Island and related restrictions on gatherings have caused us to reconsider the decision.

Because our Company’s management, through Qest Consulting Group, Inc., a Colorado corporation (“Qest”) which serves as our strategic consultant and is also our “parent” (as that term is defined in Rule 405 of United States Securities and Exchange Commission [the “Commission”]) Regulation C), controls enough votes to adopt all actions to be considered at the meeting, no proxies are being solicited; however, because Qest values the opinions and input of our Company’s shareholders, your opinions will be taken into account before Qest exercises its voting rights, although voting decisions will be in Qest’s sole discretion. The form of the ballot expected to be used at the meeting will be available on our Company´s website at https://www.pugettechnologies.com/. A sample form of proxy pursuant to which you may appoint someone to attend the meeting in your stead will also be available on our Company’s website, however, no proxies will be accepted naming our Company or its personnel to represent you.

Our Company is required to file reports with the Commission pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) but has no securities registered with the Commission pursuant to Sections 12(b) or 12(g) of the Exchange Act. Consequently, it is not required to comply with the proxy or information statement requirements of Section 14 thereof. Nonetheless, in the interest of full and fair disclosure, our Company is voluntarily providing information similar to that which would be provided in Commission Schedules 14A and 14C through an information memorandum available on our website supplemented by our report filed on Commission Form 10-Q for the fiscal quarter ended January 31, 2021 and our current reports on Form 8-K filed with the Commission since January 31, 2021, all of which can be found at the Commission’s EDGAR website1 or on our Company’s website at https://www.pugettechnologies.com/sec-filings. If you do not have Internet access, copies of such documents are available at our headquarters located at 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432. Our telephone number there is 561-210-8535 should you want to make an appointment.

Date:	Monday, June 7, 2021, 14:00 EDT;
Record Date:	The record date for determination of shareholders entitled to participate is April 21, 2021.
Time:	2:00 p.m., Daylight Savings Time.
Venue:	1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432.

1https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001540615&type=&dateb=2020&owner=include&count=100&search_text.

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1-561-210-8535

info@pugettechnologies.com/ * https://pugettechnologies.com/

Matters to be dealt with at the meeting:

First: Procedural matters:

1.	Accreditation of the persons present entitled to vote and explanation of the voting procedures, preparation and presentation of the list of persons present and entitled to vote as well as of those represented by proxy or voting through the form of proxy hereafter provided.

2.	Determination of whether or not a quorum is present.

3.	Explanation of the procedures for participation by stockholders and their proxies at the meeting, all of which must be in writing, with follow up discussion orally, subject to time limitations based on the number of people present and requesting active participation, our Company’s president acting as the president of the meeting and our Company’s secretary acting as the secretary of the meeting.

4.	Greeting by our president and chief executive officer, Hermann Burckhardt.

Second:	At this annual meeting of shareholders we will provide an opportunity to consider the following, vote thereon and make recommendations relating thereto to Qest, as described in the enclosed notice of meeting:

Anticipated Order of Business:

1.	The current status of our Company, as reported on by our president and chief executive officer, Hermann Burckhardt and our treasurer, secretary and chief financial officer, Thomas M. Jaspers, as well as by a representative of our strategic consultant and parent, Qest.

2.	Report by our chief financial officer, Thomas M. Jaspers, on our Company’s financial statements and related documents for the years ended October 31, 2020 and 2019.

3.	Presentation by our chief financial officer, Thomas M. Jaspers, concerning BF Borgers CPA PC of 5400 W Cedar Ave, Lakewood, CO 80226, independent certified public accountants, as management’s nominees as auditors for our Company’s financial statements for the years ended October 31, 2021 as well as 2015, 2016, 2017, 2018 and 2019.

4.	Discussion by our president, Hermann Burckhardt concerning what our Company has done and what it plans to do to assure that it remains current in all reporting obligations to the Commission.

5.	Explanation by our president, Hermann Burckhardt concerning previously approved gradual increments in our Corporation’s authorized capitalization and why management believes it would be appropriate to grant the board of directors’ authority to determine whether the par value, currently $0.001 per share, should be retained, eliminated or modified.

6.	Explanation by our president, Hermann Burckhardt concerning the proposed stock dividend to holders of our Common Stock in shares of our Class B Convertible Preferred Stock, the reasons therefor, the reasons why selection of a record date has to be delayed including:

A.	Requirements under Nevada Revised Statutes Section 78.215(4)(b) that the dividend be approved by the current holders of our Company’s Class B Convertible Preferred Stock;

B.	Required pre-approval by the Financial Industry Regulatory Authority which will be considered only if our Company files the past due annual reports under the Exchange Act (i.e., the annual reports on Commission Form 10-K for the fiscal years ended October 31, 2015, 2016, 2017, 2018 and 2019, preparation of which is in process, and the related quarterly reports on Commission Form 10-Q for 2016, 2017, 2018 and 2019); and

C.	Preparation and filing of a registration statement on Commission Form S-1 in compliance with Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) so that the dividend, when received, will involve free trading shares facilitating the development of a public market therefor.

7.	Information concerning selection of the California law firm, TroyGould PC, to prepare and file the registration statement on Commission Form S-1 for the proposed stock dividend and registration of securities pursuant to piggyback registration rights of subscribers to our current limited Rule 506(b) offering.

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1-561-210-8535

info@pugettechnologies.com/ * https://pugettechnologies.com/

8.	A presentation by a representative of Qest concerning the importance for our Company’s development of incentive equity compensation plans pursuant to applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), both in conjunction with recruitment and retention of qualified personnel for our Company’s management, for its board of directors, for its board of advisors, for its proposed subsidiaries and in conjunction with our Company’s acquisitions programs and a description of the qualified incentive stock option plan and the non-qualified incentive stock option plan that Qest presented to our Company’s board of directors and which has been approved thereby, subject to ratification by the shareholders at this meeting and approval by the shareholders of a securities repurchase program to acquire Company Common Stock and other trading securities to fund such plans, at such times as the Company’s board of directors determines that the public trading price for any such securities is undervalued.

9.	A presentation by a representative of Qest concerning the forms of debenture and warrant indentures developed by Qest for our Company which management has recommended and the board of directors has approved in conjunction with a limited offering of our Company’s securities pursuant to Rule 506(b) of Regulation D adopted by the Commission in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and which will be presented to the meeting for ratification.

10.	A presentation by a representative of Qest concerning the operating plan developed by Qest for our Company pursuant to which is has become a holding company with four separate lines of businesses conducted through subsidiaries, alliances, joint ventures, etc., and which are expected to include:

A.	The formation, registration and operation of a business development company subsidiary pursuant to Sections 54 through 65 of the Investment Company Act of 1940, as amended (the “Investment Company Act”);

B.	A sequential series of specialty acquisition (“SPAC) vehicles;

C.	An incubation program for operating companies that might eventually hope to partially spin out as independent public companies; and,

D.	Acting as a holding company for diverse operating subsidiaries in lines of business where our Company perceives promising opportunities with substantial synergy and potential operating savings based on group purchasing power, especially including potential for sequential roll ups.

11.	Explanation by our president, Hermann Burckhardt, concerning why it is appropriate to consider a name change for our Company that more accurately reflects its new status as a diversified holding company aspiring to conglomerate status, which, as in the case of the proposed stock dividend, will require approval by FINRA and a change in our Company’s stock symbol and CUSIP number as well as, for persons holding shares in certificate rather than book entry form, the suggestion that they exchange their existing certificates for updated certificates minimizing potential transactional problems.

12.	A panel discussion by our Company’s current officers and directors concerning why they feel it is time to introduce additional management and concerning their hope that, after assisting in the recruitment and selection of new officers and directors, they will be able to step back, continuing to assist our Company through their roles in Qest. However, Messers. Burckhardt and Jaspers will explain the conditions under which they have agreed to serve at least one more term as members of our Company’s board of directors and as its principal executive officers based on the understanding that they will be free to resign if, during such term, they have recruited and trained adequate replacements. They will also touch on the need to immediately increase the size of our Company’s board of directors from two to nine members, at least three of whom should be independent, and should include individuals with investment banking and accounting experience, experience with mutual funds, the insurance industry, innovative technologies (e.g., alternative energy), the medical industry, intellectual property and regulatory compliance.

13.	A report by our Company’s president concerning our present limited offering of up to $1,000,000 in our securities primarily to accredited investors in reliance on Commission Rule 506(b) and our plans for the use of such proceeds, as well as for additional financing during calendar year 2022.

14.	A report by our Company’s president on the status of our proposed acquisition of Behavioral Centers of South Florida, Inc., and plans for us to open additional proprietary behavioral centers.

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1-561-210-8535

info@pugettechnologies.com/ * https://pugettechnologies.com/

15	At this point, Mr. Jaspers, who also serves as our Company’s secretary, will present our president with a compilation of the written questions, observations and suggestions presented to the meeting by our Company’s shareholders, and Messrs. Burckhardt and Jaspers, with the assistance of a representative of Qest, will seek to answer them, possibly, time permitting, thereafter opening the floor to brief oral observations by accredited voters moderated by Mr. Burckhardt and to suggestions for consideration of other business.

Much of the foregoing may involve forward looking statements which are any statements that are not statements of historical fact. You can identify forward-looking statements as those that are not historical in nature, particularly those that use terminology such as “may”, “will”, “should”, “expects”, “anticipates”, “contemplates”, “estimates”, “believes”, “plans”, “projects”, “predicts”, “potential” or “continue” or the negative of these similar terms. In evaluating such forward-looking statements you should consider various factors including the following: (a) risks and uncertainties related to general economic conditions, (b) whether our Company will be able to manage its planned growth efficiently and operate profitably, (c) whether it will be able to generate sufficient revenues or obtain financing to sustain and grow its operations, and (d) whether it will be able to successfully fulfill its primary requirements for cash. Our Company’s actual results may differ significantly from the results projected in the forward-looking statements and we assume no obligation to update them.

Details concerning the proposals listed above are contained in an Explanatory Memorandum available on our website (see link below) and in our annual report on Commission Form 10-K for the fiscal year ended October 31, 2020, supplemented by our report filed on Commission Form 10-Q for the fiscal quarter ended January 31, 2021 and in our current reports on Commission Form 8-K filed since such date, all of which can be found at the Commission’s EDGAR website1 or on our Company’s website at https://www.pugettechnologies.com/sec-filings. If you do not have Internet access, copies of such documents are available at our headquarters located at 1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432. Our telephone number there is 561-210 -8535 should you want to make an appointment.

As indicated above, because our Company’s management, through Qest, controls enough votes to adopt all actions to be considered at the meeting, no proxies are being solicited; however, because we value the opinions and input of our Company’s shareholders, the opinions of those of you present will be taken into account before Qest exercises its voting rights, although voting decisions will be in Qest’s sole discretion.

On behalf of all of the Directors, we look forward to seeing you at the annual meeting of shareholders.

Very truly yours,

Hermann Burckhardt

President & Chief Executive Officer

1https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001540615&type=&dateb=2020&owner=include&count=100&search_text.

PUGET TECHNOLOGIES, INC.

1200 North Federal Highway, Suite 200-A; Boca Raton, Florida 33432; 1-561-210-8535

info@pugettechnologies.com/ * https://pugettechnologies.com/